AVON PRODUCTS, INC.,
                                               as Issuer

                                       and

                            THE CHASE MANHATTAN BANK,
                                               as Trustee


                          ----------------------------


                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of January 7, 1998

                       To Indenture of Avon Products, Inc.

                           Dated as of August 1, 1997

                           ---------------------------


                              6.55% Notes due 2007

         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of January 7, 1998, between AVON PRODUCTS, INC., a New York corporation, as Issuer (the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as Trustee (the "Trustee"), under the Indenture referred to hereinafter.

                              W I T N E S S E T H:

         WHEREAS, the Company and the Trustee executed and delivered an Indenture dated as of August 1, 1997 (the "Indenture"), providing for the issuance of $100,000,000 principal amount of 6.55% Notes due 2007 of the Company (the "Securities");

         WHEREAS, for all purposes of this First Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, capitalized terms used in this First Supplemental Indenture and defined in the Indenture have the meaning specified in the Indenture;

         WHEREAS, pursuant to Section 901 of the Indenture, the Company and the Trustee have agreed to enter into this First Supplemental Indenture to amend the provisions of Sections 203, 205, 302 and 305 of the Indenture;

         WHEREAS, the parties hereto are entering into this First Supplemental Indenture, in connection with the filing with the Commission of a Registration Statement on Form S-4 in respect of the Securities, for the purpose of amending the Indenture to allow Exchange Securities to be issued thereunder in minimum denominations of $1,000 and integral multiples thereof;

         WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by a Board Resolution and all acts, conditions and requirements necessary to make this First Supplemental Indenture a valid and binding agreement in accordance with its terms and for the purposes herein set forth have been done and taken, and the execution and delivery of this First Supplemental Indenture have otherwise been in all respects duly authorized;

         NOW THEREFORE, in consideration of the above premises, each party hereto agrees, for the benefit of the other party and for the equal and proportionate benefit of the Holders of the Securities, as follows:

                                    ARTICLE I

                                   AMENDMENTS

         Section 1.1 The first sentence of the eleventh paragraph of the "Form of Reverse of Security" appearing in Section 203 of the Indenture is hereby amended to add to the end of such sentence, before the period, the following:

         "; provided, that Exchange Securities may be issued in registered form without coupons in denominations of $1,000 and any integral multiple thereof."

         Section 1.2 The proviso to the first sentence of Section 205 is hereby deleted in its entirety and replaced by the following:

         "; provided, however, that the term "Restricted Security" shall not include any Exchange Securities or any Securities as to which restrictions have been terminated in accordance with
         Section 305."

         Section 1.3 Section 302 of the Indenture is hereby amended to add to the end of such section, before the period, the following:

         "; provided, that Exchange Securities may be issued in registered form without coupons in denominations of $1,000 and any integral multiple thereof."

         Section 1.4 The last sentence of the sixth paragraph of Section 305(a) of the Indenture is hereby deleted in its entirety and replaced by the following:

         "Exchange Securities and other Securities which are not Restricted Securities, as well as Securities which are issued upon registration of transfer of, or in exchange for, Securities which are not Restricted Securities, shall not bear such legend."

                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

         Section 2.1 Except as specifically amended and supplemented by, or to the extent inconsistent with, this First Supplemental Indenture, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

         Section 2.2 THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS FIRST SUPPLEMENTAL INDENTURE.

         Section 2.3 The Trustee accepts the modification of the Indenture as hereby effected but only upon the terms and conditions set forth in the Indenture as amended and supplemented by this First Supplemental Indenture.

         Section 2.4 The parties may sign any number of counterparts of this First Supplemental Indenture. Each such counterpart shall be an original, but all of them together represent the same agreement.

         Section 2.5 Except as otherwise provided in the Indenture, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.


                                           AVON PRODUCTS, INC.
                                                           as Issuer


                                           By: /s/ Ward M. Miller, Jr.
                                              ---------------------------------
                                              Name:  Ward M. Miller, Jr.
                                              Title: Senior Vice President,
                                                     General Counsel and
                                                     Secretary


                                            THE CHASE MANHATTAN BANK,
                                                                  as Trustee


                                            By: /s/ Kathleen Perry
                                               --------------------------------
                                               Name:  Kathleen Perry
                                               Title: Second Vice President



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